Exhibit 99.1

Fortress Reports Fourth Quarter and Year End 2013 Results

Announces Dividend of $0.08 per Share

New York, NY. February 27, 2014 – Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) today reported its fourth quarter and year end 2013 financial results.

FINANCIAL SUMMARY

•	Fortress declares a cash dividend of $0.08 per dividend paying share for the fourth quarter of 2013, up 33% from $0.06 per dividend paying share for the third quarter of 2013

•	Management Fee Paying Assets Under Management (“AUM”) of $61.8 billion as of December 31, 2013, a 7% increase from the previous quarter and a 16% increase from the fourth quarter of 2012

•	GAAP net income of $318 million and $484 million (per diluted Class A share of $0.49 and $0.79) for the fourth quarter and year ended December 31, 2013, respectively; GAAP book value per share of $3.29 as of December 31, 2013

•	Pre-tax distributable earnings (“DE”) of $121 million and $434 million for the fourth quarter and year ended December 31, 2013, respectively; compared to pre-tax DE of $107 million and $278 million for the fourth quarter and year ended December 31, 2012, respectively

•	Pre-tax DE per dividend paying share of $0.24 and $0.88 for the fourth quarter and year ended December 31, 2013, respectively, compared to pre-tax DE per dividend paying share of $0.20 and $0.52 for the fourth quarter and year ended December 31, 2012, respectively

•	Net cash and investments of $3.26 per dividend paying share as of December 31, 2013, up from $2.40 per dividend paying share as of December 31, 2012

•	$876 million of gross embedded incentive income across funds and permanent capital vehicles as of December 31, 2013, that has not been recognized in DE

•	Total uncalled capital, or “dry powder,” of $7.1 billion as of December 31, 2013, including approximately $4.9 billion available for general investment purposes

•	Subsequent to year end, repurchased approximately 60.6 million dividend paying shares at a price of $6.00 per share, representing approximately 12% of dividend paying shares outstanding

BUSINESS HIGHLIGHTS

•	Raised $1.5 billion of capital across alternative investment businesses during the quarter, bringing total third-party capital raised in 2013 to $6.5 billion

•	Recorded $1.5 billion of net client inflows for Logan Circle during the quarter, bringing total net client inflows in 2013 to $4.8 billion

•	Investment performance summary as of December 31, 2013:

•	Fourth quarter 2013 net returns of 4.3% for the Drawbridge Special Opportunities Fund (“DBSO”) LP, 4.0% for Fortress Macro Fund Ltd and 4.8% for the Fortress Asia Macro Fund Ltd; full year 2013 net returns of 18.4% for DBSO LP, 14.1% for Fortress Macro Fund Ltd and 17.1% for Fortress Asia Macro Fund Ltd

•	Private Equity fund valuations declined 2.5% during the quarter and increased 14.4% in 2013

•	Annualized inception-to-date net IRRs for the Credit Opportunities Fund and Credit Opportunities Fund II of 25.8% and 18.3%, respectively

•	13 of 16 Logan Circle fixed income strategies outperformed respective benchmarks in the quarter and 15 of 16 strategies have outperformed respective benchmarks since inception

•	Subsequent to year end, announced the launch of a new affiliated manager platform with Fortress Asia Macro Fund as the first fund to join the platform

“It was an outstanding year for Fortress, driven by strong investment performance across virtually all asset classes and funds,” said Fortress Chief Executive Officer Randy Nardone. “Full year distributable earnings per share increased by nearly 70% over 2012, and were higher than in any year since our very first as a public company. AUM reached an all-time high of nearly $62 billion, driven by valuation gains and strong investor demand across all of our businesses. We continued to selectively expand our offerings where we see opportunity to deliver strong returns for our investors, and we entered 2014 with more engines for growth and value creation than at any point in our history.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the Company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the Company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners.

The table below summarizes Fortress’s operating results for the quarter and year ended December 31, 2013. The consolidated GAAP statement of operations and balance sheet are presented on pages 13-14 of this press release.

	4Q	3Q	4Q	% Change		Full Year		% Change
	2013	2013	2012	QoQ	YoY	2013	2012	YoY
(in millions, except per share amount)
GAAP
Revenues	$566	$232	$418	144%	36%	$1,265	$970	30%
Expenses	243	184	254	32%	(4)%	898	908	(1)%
Other Income	19	68	64	(72)%	(70)%	182	197	(8)%
Net income (loss)	318	101	222	215%	43%	484	219	121%
Net income (loss) attributable to Class A Shareholders	146	42	102	248%	43%	200	78	156%

Per diluted share	$0.49	$0.12	$0.24	308%	104%	$0.79	$0.27	193%

Weighted average Class A shares outstanding, diluted	504	502	525			501	525
Distributable Earnings
Fund management DE	$109	$53	$105	106%	4%	$403	$277	45%
Pre-tax DE	121	65	107	86%	13%	434	278	56%

Per dividend paying share/unit	$0.24	$0.13	$0.20	85%	20%	$0.88	$0.52	69%

Weighted average dividend paying shares and units outstanding	495	495	530			493	533
Assets Under Management
Private Equity	$15,583	$14,873	$14,271	5%	9%	$15,583	$14,271	9%
Credit	13,383	12,595	13,414	6%	0%	13,383	13,414	0%
Liquid Markets	7,398	6,922	5,060	7%	46%	7,398	5,060	46%
Logan Circle	25,386	23,581	20,685	8%	23%	25,386	20,685	23%

Total Assets Under Management	$61,750	$57,971	$53,430	7%	16%	$61,750	$53,430	16%

CONSOLIDATED GAAP RESULTS

Fortress recorded GAAP net income of $318 million, or $0.49 per diluted Class A share, for the fourth quarter of 2013, compared to GAAP net income of $222 million, or $0.24 per diluted share, for the fourth quarter of 2012. Fortress recorded GAAP net income of $484 million, or $0.79 per diluted Class A share, for 2013, compared to GAAP net income of $219 million, or $0.27 per diluted share, for 2012. Our diluted earnings per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units and fully vested restricted partnership units to Class A shares.

The period-over-period increase in Fortress’s fourth quarter 2013 GAAP net income was primarily driven by a $148 million increase in GAAP revenues related to incentive income recognized from the Credit Hedge Funds, Liquid Hedge Funds and Permanent Capital Vehicles, incentive income earned from Credit Hedge Fund redeeming capital accounts and incentive income from Private Equity realization activity. Management fees also increased, primarily due to higher average management fee paying AUM for the quarter ended December 31, 2013. Lower compensation and benefits expenses in the quarter resulted in a $11 million period-over-period decrease in GAAP expenses.

The year-over-year increase in Fortress’s full year 2013 GAAP net income was primarily driven by a $295 million increase in GAAP revenues related to incentive income recognized from the Credit Hedge Funds, Liquid Hedge Funds and Permanent Capital Vehicles, incentive income earned from Credit Hedge Fund redeeming capital accounts and incentive income from Private Equity realization activity. Management fees also increased, primarily due to higher average management fee paying AUM for the year ended December 31, 2013. GAAP expenses in 2013 declined $11 million compared to 2012, primarily due to lower interest and compensation expenses, partially offset by higher general and administrative costs.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit, (ii) Private Equity, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses DE as the primary metric to manage its businesses and gauge the Company’s performance, and it uses DE exclusively to report segment results. All DE figures are presented on a pre-tax basis. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of December 31, 2013
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle Partners
Assets Under Management[1]	$61,750	$12,036	$3,547	$7,398	$5,856	$7,527	$25,386
Dry Powder	$7,130	$2,196	N/A	N/A	$51	$4,883	N/A
Average Management Fee Rate[2]		1.2%	1.5%	1.8%	2.0%	1.4%	0.2%
Incentive Eligible NAV Above Incentive Income Threshold[3]	$21,661	$675	$1,196	$5,507	$5,036	$9,247	N/A
Undistributed Incentive Income: Unrecognized	$876	$7	$96	$7	$85	$681	N/A
Undistributed Incentive Income: Recognized	—	—	—	—	—	—	N/A

Undistributed Incentive Income[4]	$876	$7	$96	$7	$85	$681	N/A

	Three Months Ended December 31, 2013
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle Partners
Third-Party Capital Raised	$1,489	$623	$301	$296	$219	$50	N/A

Segment Revenues
Management fees	$143	$35	$14	$32	$27	$25	$10
Incentive income	136	5	11	52	50	18	—

Total	279	40	25	84	77	43	10
Segment Expenses
Operating expenses	(102)	(15)	(11)	(29)	(14)	(18)	(15)
Profit sharing compensation expenses	(57)	(2)	(2)	(16)	(24)	(13)	—

Total	(159)	(17)	(13)	(45)	(38)	(31)	(15)

Principal Performance Payments	(11)	—	(2)	(4)	(5)	—	—

Fund Management DE	$109	$23	$10	$35	$34	$12	$(5)

Pre-tax Distributable Earnings	$121	$23	$10	$35	$34	$12	$(5)

Pre-tax DE was $121 million in the fourth quarter of 2013, up 13% from $107 million in the fourth quarter of 2012. This increase was primarily due to higher incentive income, management fees and net investment income, partially offset by higher operating and profit-sharing expenses.

Incentive income recorded in the fourth quarter of 2013 totaled $136 million, up from $114 million recorded in the fourth quarter of 2012. The increase in incentive income was primarily driven by the Credit Hedge Funds, Permanent Capital Vehicles, Liquid Hedge Funds and Private Equity Funds, partially offset by lower Credit Private Equity (“PE”) Fund realizations.

[1]	The Assets Under Management presented for the Credit Hedge Funds includes $402 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.
[2]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (1) above.
[3]	The Incentive Eligible NAV Above Incentive Income Threshold presented for Hedge Funds excludes sidepocket investments. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds and Credit Private Equity Funds represents total fund NAV. The Incentive Eligible NAV Above Incentive Income Threshold presented for our Permanent Capital Vehicles represents the equity basis that is used to calculate incentive income.
[4]	The Undistributed Incentive Income presented includes the impact of sidepocket investments on Hedge Funds. Undistributed Incentive Income for Private Equity Funds, Credit Private Equity Funds and Hedge Fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other Hedge Fund investments was recognized in Distributable Earnings when earned. Undistributed Incentive Income for Permanent Capital Vehicles includes incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle, New Residential and Eurocastle options and sold all of the resulting shares at their December 31, 2013 closing price.

Management fees were $143 million in the fourth quarter of 2013, up from $131 million in the fourth quarter of 2012, primarily due to higher management fees from the Liquid Hedge Funds, Private Equity Funds, Credit Hedge Funds and Logan Circle, partially offset by lower management fees from the Credit PE Funds.

Pre-tax DE was $434 million in 2013, up 56% from $278 million in 2012. This increase was primarily due to higher incentive income, management fees and net investment income, partially offset by higher operating and profit-sharing expenses.

Incentive income recorded in 2013 totaled $493 million, up from $278 million recorded in 2012. The increase in incentive income was primarily driven by the Liquid Hedge Funds, Credit Hedge Funds, Credit PE Funds, Permanent Capital Vehicles and Private Equity Funds. Additionally, Fortress had $876 million in gross undistributed, unrecognized incentive income based on investment valuations as of December 31, 2013. This includes $780 million from our funds and $96 million from options in our Permanent Capital Vehicles.

Management fees were $540 million in 2013, up from $479 million in 2012, due to higher management fees from the Liquid Hedge Funds, Private Equity Funds, Logan Circle and Permanent Capital Vehicles, partially offset by lower management fees from the Credit PE Funds.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its Private Equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of December 31, 2013, AUM totaled $61.8 billion, up from $58.0 billion as of September 30, 2013. During the fourth quarter, Fortress had $1.7 billion of market-driven valuation gains, recorded $1.5 billion of net client inflows for Logan Circle, had a $1.1 billion increase in invested capital and raised $0.8 billion of capital and equity that was directly added to AUM. These increases to AUM were partially offset by (i) $1.0 billion of capital distributions to investors, (ii) $0.2 billion of payments to Credit Hedge Fund investors from redeeming capital accounts and (iii) $0.1 billion of Liquid Hedge Fund redemptions. As of December 31, 2013, the Credit Funds and Private Equity Funds had approximately $4.9 billion and $2.2 billion of uncalled capital, respectively, that will become AUM if deployed/called. Uncalled capital or dry powder – capital committed to the funds but not invested and generating management fees – includes $2.2 billion that is only available for follow-on investments, management fees and other fund expenses. Notably, approximately 79% of alternative AUM was in funds with long-term investment structures as of December 31, 2013, which provides for a stable, predictable base of management fees.

BUSINESS SEGMENT RESULTS

Below is a discussion of fourth quarter and full year 2013 segment results and business highlights.

Credit:

•	DBSO LP net returns of 4.3% for the fourth quarter of 2013 and 18.4% for full year 2013

•	Credit Opportunities Fund, Credit Opportunities Fund II and Japan Opportunity Fund recorded annualized inception-to-date net IRRs of 25.8%, 18.3% and 22.2%, respectively, through December 31, 2013

•	Credit PE Funds distributed $0.4 billion of capital back to limited partners during the quarter, bringing capital distributions in 2013 to $2.2 billion

•	Credit Funds recorded all-time high of $311 million in gross incentive income in 2013

(See supplemental data on pages 19-20 for more detail on Credit results)

The Credit business, which includes our Credit Hedge Funds and Credit PE Funds, generated pre-tax DE of $46 million in the fourth quarter of 2013, flat compared to the fourth quarter of 2012. On a full year basis, the Credit business generated pre-tax DE of $177 million, up 40% compared to 2012 and the highest level of pre-tax DE since the business was launched in 2002. The year-over-year improvement in DE was primarily driven by $311 million of incentive income recorded in 2013, up from $199 million recorded in 2012.

The Credit Hedge Funds generated incentive income of $50 million and $191 million for the quarter and year ended December 31, 2013, respectively, up 32% and 47% from the comparable periods in 2012. At year end, the Credit Hedge Funds had over $5.0 billion of incentive eligible NAV above performance thresholds and eligible to generate additional incentive income.

The Credit Hedge Funds raised $219 million of third-party capital in the fourth quarter and $557 million in 2013. In December 2013, the Credit business launched the Fortress Japan Income Fund (“FJIF”) to invest in a diversified portfolio consisting primarily of long-term, stable, income-generating assets in Japan. Structured as an open ended fund with periodic subscription and redemption rights, FJIF will primarily target investments in real estate subject to long-term leases, capital assets and renewable energy projects.

The Credit PE Funds generated $18 million of incentive income in the fourth quarter of 2013, compared to $27 million of incentive income in the fourth quarter of 2012. On a full year basis, the Credit PE Funds recognized $120 million of incentive income in DE, up from $69 million in 2012, while gross unrecognized Credit PE incentive income increased $172 million, or 34%, to $681 million as of December 31, 2013. At year end, the Credit PE Funds had over $9.2 billion of incentive-eligible NAV above performance thresholds as all flagship Credit PE Opportunities and Japan Real Estate Funds were valued above their preferred thresholds and eligible to generate incentive income.

During the quarter, the Credit PE Funds deployed $1.1 billion of dry powder for investments and distributed $0.4 billion of capital back to limited partners. In 2013, Credit PE Funds deployed $2.2 billion of capital and returned $2.2 billion back to limited partners. The Credit PE Funds had $4.9 billion of dry powder at quarter end, of which $2.1 billion is only available for follow-on investments, management fees and other fund expenses.

Private Equity:

•	Fund portfolio investment valuations declined 2.5% in the fourth quarter of 2013 and increased 14.4% for full year 2013

•	Held first close for Fortress Italian NPL Opportunities Fund with $623 million in third-party commitments

•	Subsequent to year end, Newcastle Investment Corp. completed the spin-off of all of its media assets into a new publicly traded company, New Media Investment Group (NYSE: NEWM)

•	Subsequent to year end, completed IPO of Intrawest Resorts Holdings, Inc. (NYSE: SNOW)

(See supplemental data on page 18 for more detail on Private Equity results)

The Private Equity business, which includes Private Equity Funds and Permanent Capital Vehicles, recorded pre-tax DE of $33 million in the fourth quarter of 2013, up from $31 million in the fourth quarter of 2012. Full year 2013 pre-tax DE was $125 million, up from $115 million in 2012, primarily due to higher Permanent Capital Vehicle incentive income and Private Equity Fund management fees. The Permanent Capital Vehicles recorded $18 million of incentive income during 2013, compared to less than $1 million in 2012.

Private Equity Fund valuations decreased 2.5% in the quarter and increased 14.4% for full year 2013. Valuation declines in the quarter were primarily driven by certain of our publicly-traded portfolio company investments, partially offset by appreciation of our private portfolio company investments.

Fundraising activity in the quarter was comprised of a $623 million first close for the Fortress Italian NPL Opportunities Fund, as well as approximately $300 million of permanent equity capital raised by Newcastle Investment Corp. (NYSE: NCT) (“Newcastle”). On a full year basis, the Private Equity Funds and Permanent Capital Vehicles raised $1.9 billion and $1.4 billion, respectively, making 2013 the most active year of Private Equity fundraising since 2008.

Subsequent to year end, Newcastle completed the spin-off of all of its media assets into a new publicly traded company, New Media Investment Group (“New Media”). New Media will primarily focus on investing in a diversified portfolio of local media assets and growing its online advertising and digital marketing businesses.

Subsequent to year end, Intrawest Resorts Holdings, Inc. (“Intrawest”) completed its IPO at a price of $12.00 per share. As part of the offering, Fortress-managed funds sold 14.8 million shares for $178.1 million of proceeds. Fortress currently owns 27.0 million shares of Intrawest, or 60% of shares outstanding.

In December 2013, Fortress and its affiliates sold 15 million shares of GAGFAH (Xetra: GFJ) at a price of €10.12 per share. The share sale generated $207 million of proceeds and reduced Fortress’s cumulative share ownership of GAGFAH from 49% to 42%.

Liquid Hedge Funds:

•	Fortress Macro Fund net returns of 4.0% and 14.1% for the quarter and year ended December 31, 2013, respectively

•	Fortress Asia Macro Fund net returns of 4.8% and 17.1% for the quarter and year ended December 31, 2013, respectively

•	Raised approximately $0.3 billion of capital during the quarter and $2.5 billion in 2013

•	Subsequent to year end, announced the launch of a new affiliated manager platform

(See supplemental data on page 21 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds recorded pre-tax DE of $35 million in the fourth quarter of 2013, up $5 million compared to the fourth quarter of 2012, largely due to higher management fees. For full year 2013, Liquid Hedge Fund pre-tax DE increased 151% year-over-year to $113 million, as strong investment performance contributed to $150 million of incentive income in 2013, an increase of $82 million compared to 2012.

Net returns for the year ended December 31, 2013 for the Fortress Macro Funds, Fortress Asia Macro Funds, Fortress Partners Funds and Fortress Convex Asia Funds were 14.1%, 17.1%, 4.8% and (3.3)%, respectively. Net returns year-to-date through February 21, 2014 for the Fortress Macro Funds, Fortress Asia Macro Funds and Fortress Convex Asia Funds were (4.9)%, (3.0)% and (0.5)%, respectively.

Liquid Hedge Funds ended the quarter with $7.4 billion of AUM, up 7% from the previous quarter, primarily due to $339 million of market-driven valuation gains and $296 million of capital raised, partially offset by $120 million of redemptions. Liquid Hedge Fund AUM increased 46% year-over-year, largely as a result of $2.5 billion of capital raised during 2013. Subsequent to year end, the Liquid Hedge Funds raised approximately $866 million of additional capital, which will be added to AUM in the first quarter of 2014. As of December 31, 2013, there were $510 million Liquid Hedge Fund redemption notices outstanding, which will be paid primarily within one quarter.

In January 2014, Fortress announced the launch of an affiliated manager platform with the Fortress Asia Macro Funds (“FAMF”) expected to become the new platform’s anchor fund. Over the course of 2014, the management of FAMF is expected to be transitioned to a new asset management business, Graticule Asset Management Asia, L.P. (“Graticule”), in which Fortress will have a non-controlling equity interest. Fortress will retain a perpetual minority interest in Graticule amounting to 42.5% of earnings during 2014 and declining to approximately 27% of earnings over time. Fortress expects to receive additional fees for providing infrastructure services (technology, back office, and other services) to Graticule.

Logan Circle:

•	13 of 16 Logan Circle fixed income investment strategies outperformed their respective benchmarks in the fourth quarter, and 15 of 16 strategies outperformed respective benchmarks since inception

•	Traditional asset management AUM totaled $25.4 billion at year end 2013, an increase of 23% compared to year end 2012

•	Net client inflows totaled $1.5 billion in the fourth quarter of 2013, bringing total net client inflows for full year 2013 to $4.8 billion

(See supplemental data on page 22 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded a pre-tax DE loss of $5 million and $12 million for the fourth quarter and year ended December 31, 2013, respectively, compared to a pre-tax DE loss of $3 million and $10 million for the fourth quarter and year ended December 31, 2012, respectively. The period-over-period and year-over-year change was primarily due to an increase in operating expenses related to the launch of the growth equities business, partially offset by increased management fees.

Logan Circle ended the quarter with $25.4 billion in AUM, a 23% increase compared to the previous year and an 8% increase compared to the third quarter of 2013. The quarter-over-quarter increase in AUM was primarily due to net client inflows of $1.5 billion and market-driven valuation gains of $0.3 billion. Logan Circle recorded $4.8 billion of net client inflows for the year ended December 31, 2013 and nearly $11 billion of net client inflows since Fortress’s acquisition in 2010.

Net client inflows of $4.8 billion for the year were primarily a result of Logan Circle’s investment performance, as 14 of 16 fixed income strategies outperformed their respective benchmarks in the twelve month period ending December 31, 2013. Since inception, 15 of 16 Logan Circle fixed income strategies have outperformed their respective benchmarks and as of year end, six were ranked in the top quartile of performance for their competitor universe.

Principal Investments:

The Principal Investments segment, which is comprised of Fortress’s investments in its own funds, generated pre-tax DE of $12 million in the fourth quarter of 2013, compared to $2 million in the fourth quarter of 2012. This period-over-period improvement was largely related to GAGFAH’s secondary offering in December 2013, where Fortress sold 641,465 shares of GAGFAH that were held on its balance sheet. The share sale resulted in realized investment gains of $6 million that were recognized in DE during the fourth quarter.

On a full year basis, pre-tax DE increased $30 million year-over-year to $31 million, primarily due to realization events in our Credit PE Funds and Private Equity Funds, special investments in our Hedge Funds and realized gains on investments from our partial sale of GAGFAH shares. The increase in DE was also due to a decrease in interest expense primarily as a result of a decrease in the average debt balance and average interest rate for the year ended December 31, 2013.

As of December 31, 2013, Principal Investments had segment assets (excluding cash and cash equivalents) totaling $1.4 billion, including $1.3 billion of investments in Fortress funds and $104 million of investments in options in our Permanent Capital Vehicles. As of December 31, 2013, Fortress had a total of $160 million of outstanding commitments to its funds.

In addition, as of December 31, 2013, the NAV of Fortress’s Principal Investments exceeded its segment cost basis by $604 million, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

LIQUIDITY & CAPITAL

As of December 31, 2013, Fortress had cash and cash equivalents of $364.6 million and no outstanding debt obligations. In February 2014, Fortress borrowed $75.0 million on its existing revolving credit facility.

On February 13, 2014, Fortress purchased 60,568,275 Class A shares from Nomura Investment Managers U.S.A. for an aggregate purchase price of $363.4 million (or $6.00 per share) paid in cash. All of the purchased Class A shares were canceled and ceased to be outstanding.

DIVIDEND

Fortress’s Board of Directors declared a fourth quarter 2013 cash dividend of $0.08 per dividend paying share. The dividend is payable on March 14, 2014 to Class A shareholders of record as of the close of business on March 11, 2014.

Fortress announced an increase in its base quarterly dividend, effective for the fourth quarter of 2013 and full year 2014, to $0.08 per dividend paying share, up 33% from $0.06 per dividend paying share.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change its dividend policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

DE is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Permanent Capital Vehicles, Credit Hedge Funds, Credit Private Equity Funds, Liquid Hedge Funds, Logan Circle and Principal Investments. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of pre-tax DE and fund management DE, see Exhibit 3 to this release and note 11 to the financial statements included in the Company’s most recent annual report on Form 10-K, or note 10 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits. Fortress also uses weighted average dividend paying shares and units outstanding (used to calculate pre-tax DE per dividend paying share) and net cash and investments. The exhibits to this release contain reconciliations of these measures to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, February 27, 2014 at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com. All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Fourth Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Thursday, March 6, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “59191364.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $61.8 billion in assets under management as of December 31, 2013. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional asset management - on behalf of over 1,500 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in February 2014 will be treated as a partnership distribution. Based on the best information currently available, the per share distribution components are as follows:

U.S. Long Term Capital Gain (1)	$0.0000
U.S. Portfolio Interest Income (2)	$0.0320
U.S. Dividend Income (3)	$0.0480
Other Income (4)	$0.0000

Distribution Per Share	$0.0800

(1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
(3)	This income is subject to withholding under §1441 of the Code.
(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues
Management fees: affiliates	$131,326	$119,155	$520,283	$456,090
Management fees: non-affiliates	17,264	13,083	62,795	45,617
Incentive income: affiliates	316,652	207,444	419,828	246,438
Incentive income: non-affiliates	39,613	24,598	44,383	26,162
Expense reimbursements: affiliates	57,144	49,977	206,452	186,592
Expense reimbursements: non-affiliates	2,457	1,716	7,209	4,580
Other revenues	1,079	1,667	4,033	4,390

	565,535	417,640	1,264,983	969,869

Expenses
Interest expense	526	3,904	5,382	15,781
Compensation and benefits	202,170	213,092	741,761	750,359
General, administrative and other	36,800	33,784	136,770	127,149
Depreciation and amortization	3,596	3,213	13,690	14,931

	243,092	253,993	897,603	908,220

Other Income (Loss)
Gains (losses)	8,355	19,379	53,933	48,921
Tax receivable agreement liability adjustment	(1,048)	(1,935)	(8,787)	(8,870)
Earnings (losses) from equity method investees	11,351	46,113	136,866	156,530

	18,658	63,557	182,012	196,581

Income (Loss) Before Income Taxes	341,101	227,204	549,392	258,230
Income tax benefit (expense)	(23,565)	(5,157)	(65,801)	(39,408)

Net Income (Loss)	$317,536	$222,047	$483,591	$218,822

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$171,723	$119,840	$283,144	$140,538

Net Income (Loss) Attributable to Class A Shareholders	$145,813	$102,207	$200,447	$78,284

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.59	$0.40	$0.83	$0.29

Net income (loss) per Class A share, diluted	$0.49	$0.24	$0.79	$0.27

Weighted average number of Class A shares outstanding, basic	240,684,662	220,660,135	236,246,296	214,399,422

Weighted average number of Class A shares outstanding, diluted	503,803,432	525,242,510	500,631,423	524,900,132

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$364,583	$104,242
Due from affiliates	407,124	280,557
Investments	1,253,266	1,211,684
Investments in options	104,338	38,077
Deferred tax asset, net	354,526	396,320
Other assets	190,595	124,798

	$2,674,432	$2,155,678

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$417,309	$146,911
Due to affiliates	344,832	357,407
Deferred incentive income	247,556	231,846
Debt obligations payable	—	149,453
Other liabilities	49,830	53,411

	1,059,527	939,028

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 240,741,920 and 218,286,342 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 249,534,372 and 249,534,372 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	—	—
Paid-in capital	2,112,720	2,119,102
Retained earnings (accumulated deficit)	(1,286,131)	(1,486,578)
Treasury Shares (2,082,684 Class A shares held by subsidiary at December 31, 2012)	—	(3,419)
Accumulated other comprehensive income (loss)	(1,522)	(2,634)

Total Fortress shareholders’ equity	825,067	626,471
Principals’ and others’ interests in equity of consolidated subsidiaries	789,838	590,179

Total Equity	1,614,905	1,216,650

	$2,674,432	$2,155,678

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended December 31, 2013 and 2012

	Three Months Ended December 31, 2013
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds		Principal Investments
Assets Under Management
AUM - October 1, 2013	$57,971	$11,636	$3,237	$6,922	$5,667	$6,928	$23,581	$—
Capital raised	463	—	—	296	167	—	—	—
Equity raised (Permanent capital vehicles)	301	—	301	—	—	—	—	—
Increase in invested capital	1,076	15	—	—	—	1,061	—	—
Redemptions	(120)	—	—	(120)	—	—	—	—
RCA distributions[5]	(196)	—	—	—	(196)	—	—	—
Return of capital distributions	(966)	(560)	—	(35)	(12)	(359)	—	—
Crystallized Incentive Income	(20)	—	—	(4)	(16)	—	—	—
Net Client Flows	1,538	—	—	—	—	—	1,538	—
Income (loss) and foreign exchange	1,703	945	9	339	246	(103)	267	—

AUM - Ending Balance	$61,750	$12,036	$3,547	$7,398	$5,856	$7,527	$25,386	$—

Third-Party Capital Raised	$1,489	$623	$301	$296	$219	$50	$—	$—

Segment Revenues
Management fees	$143	$35	$14	$32	$27	$25	$10	$—
Incentive income	136	5	11	52	50	18	—	—

Total	279	40	25	84	77	43	10	—

Segment Expenses
Operating expenses	(102)	(15)	(11)	(29)	(14)	(18)	(15)	—
Profit sharing compensation expenses	(57)	(2)	(2)	(16)	(24)	(13)	—	—

Total	(159)	(17)	(13)	(45)	(38)	(31)	(15)	—

Fund Management DE (before Principal Performance Payments)	120	23	12	39	39	12	(5)	—

Principal Performance Payments	(11)	—	(2)	(4)	(5)	—	—	—

Fund Management DE	109	23	10	35	34	12	(5)	—

Investment Income	12							12
Interest Expense	—							—

Pre-tax Distributable Earnings	$121	$23	$10	$35	$34	$12	$(5)	$12

Pre-tax Distributable Earnings per Dividend Paying Share	$0.24

	Three Months Ended December 31, 2012
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds		Principal Investments
Assets Under Management
AUM - October 1, 2012	$51,475	$11,113	$3,605	$4,378	$5,663	$6,090	$20,626	$—
Capital raised	1,408	—	—	546	31	831	—	—
Equity raised (Permanent capital vehicles)	6	—	6	—	—	—	—	—
Increase in invested capital	1,426	65	—	7	1	1,353	—	—
Redemptions	(106)	—	—	(80)	(26)	—	—	—
RCA distributions[5]	(198)	—	—	—	(198)	—	—	—
Return of capital distributions	(1,351)	(894)	—	(57)	—	(400)	—	—
Crystallized Incentive Income	(6)	—	—	(1)	(5)	—	—	—
Net Client Flows	(225)	—	—	—	—	—	(225)	—
Income (loss) and foreign exchange	1,001	327	49	267	199	(125)	284	—

AUM - Ending Balance	$53,430	$10,611	$3,660	$5,060	$5,665	$7,749	$20,685	$—

Third-Party Capital Raised	$1,485	$71	$6	$546	$31	$831	$—	$—

Segment Revenues
Management fees	$131	$31	$14	$19	$25	$34	$8	$—
Incentive income	114	2	—	47	38	27	—	—

Total	245	33	14	66	63	61	8	—

Segment Expenses
Operating expenses	(91)	(11)	(4)	(23)	(16)	(26)	(11)	—
Profit sharing compensation expenses	(42)	(1)	—	(10)	(18)	(13)	—	—
Unallocated Expenses	1	—	—	—	—	—	—	—

Total	(132)	(12)	(4)	(33)	(34)	(39)	(11)	—

Fund Management DE (before Principal Performance Payments)	113	21	10	33	29	22	(3)	—

Principal Performance Payments	(8)	—	—	(3)	(4)	(1)	—	—

Fund Management DE	105	21	10	30	25	21	(3)	—

Investment Income	6							6
Interest Expense	(4)							(4)

Pre-tax Distributable Earnings	$107	$21	$10	$30	$25	$21	$(3)	$2

Pre-tax Distributable Earnings per Dividend Paying Share	$0.20

[5]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-b

Supplemental Data for the Twelve Months Ended December 31, 2013 and 2012

	Full Year Ended December 31, 2013
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds		Principal Investments
Assets Under Management
AUM - January 1, 2013	$53,430	$10,611	$3,660	$5,060	$5,665	$7,749	$20,685	$—
Capital raised	3,051	—	—	2,546	505	—	—	—
Equity raised	1,398	—	1,398	—	—	—	—	—
Increase in invested capital	2,780	541	—	3	—	2,236	—	—
Redemptions	(933)	—	—	(850)	(83)	—	—	—
RCA distributions[6]	(1,020)	—	—	—	(1,020)	—	—	—
Return of capital distributions	(3,300)	(1,008)	—	(122)	(20)	(2,150)	—	—
Adjustment for capital reset	(1,498)	—	(1,492)	—	—	(6)	—	—
Crystallized incentive income	(255)	—	—	(87)	(168)	—	—	—
Net Client Flows	4,753	—	—	—	—	—	4,753	—
Income (loss) and foreign exchange	3,344	1,892	(19)	848	977	(302)	(52)	—

AUM - Ending Balance	61,750	12,036	3,547	7,398	5,856	7,527	25,386	—
Third-Party Capital Raised	$6,478	$1,927	$1,398	$2,546	$557	$50	$—	$—

Segment Revenues
Management fee	$540	$136	$59	$111	$102	$96	$36	$—
Incentive income	493	14	18	150	191	120	—	—

Total	1,033	150	77	261	293	216	36	—
Segment Expenses
Operating expenses	$(377)	$(51)	$(39)	$(84)	$(62)	(93)	$(48)	$—
Profit sharing compensation expenses	(218)	(5)	(4)	(52)	(91)	(66)	—	—

Total	(595)	(56)	(43)	(136)	(153)	(159)	(48)	—

Fund Management DE (before Principal Performance Payments)	438	94	34	125	140	57	(12)	—

Principal Performance Payments	(35)	—	(3)	(12)	(19)	(1)	—	—

Fund Management DE	403	94	31	113	121	56	(12)	—

Investment Income	36							36
Interest Expense	(5)							(5)

Pre-tax Distributable Earnings	$434	$94	$31	$113	$121	$56	$(12)	$31

Pre-tax Distributable Earnings per Dividend Paying Share	$0.88

	Full Year Ended December 31, 2012
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds		Principal Investments
Assets Under Management
AUM - January 1, 2012	$43,713	$9,285	$3,181	$5,515	$5,976	$6,232	$13,524	$—
Capital raised	2,298	—	—	993	247	1,058	—	—
Equity raised	450	—	450	—	—	—	—	—
Increase in invested capital	3,008	163	—	7	21	2,817	—	—
Redemptions	(2,082)	—	—	(2,045)	(37)	—	—	—
RCA distributions[6]	(1,100)	—	—	—	(1,100)	—	—	—
Return of capital distributions	(3,326)	(1,036)	—	(93)	(233)	(1,964)	—	—
Adjustment for capital reset	(331)	—	—	—	—	(331)	—	—
Crystallized incentive income	(79)	—	—	(3)	(76)	—	—	—
Net Client Flows	5,710	—	—	—	—	—	5,710	—
Income (loss) and foreign exchange	5,169	2,199	29	686	867	(63)	1,451	—

AUM- Ending Balance	53,430	10,611	3,660	5,060	5,665	7,749	20,685	—
Third-Party Capital Raised	$6,685	$691	$450	$993	$247	$4,304	$—	$—

Segment Revenues
Management fee	$479	$120	$56	$77	$101	$98	$27	$—
Incentive income	278	11	—	68	130	69	—	—

Total	757	131	56	145	231	167	27	—
Segment Expenses
Operating expenses	$(336)	$(41)	$(26)	$(74)	$(63)	$(95)	$(37)	$—
Profit sharing compensation expenses	(125)	(4)	—	(21)	(63)	(37)	—	—
Unallocated Expenses	1	—	—	—	—	—	—	—

Total	(460)	(45)	(26)	(95)	(126)	(132)	(37)	—

Fund Management DE (before Principal Performance Payments)	297	86	30	50	105	35	(10)	—

Principal Performance Payments	(20)	—	(1)	(5)	(13)	(1)	—	—

Fund Management DE	277	86	29	45	92	34	(10)	—

Investment Income	16							16
Interest Expense	(15)							(15)

Pre-tax Distributable Earnings	$278	$86	$29	$45	$92	$34	$(10)	$1

Pre-tax Distributable Earnings per Dividend Paying Share	$0.52

[6]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013
Fortress
Assets Under Management
Private Equity Funds & Permanent Capital Vehicles	$13,239	$13,826	$14,718	$14,271	$14,271	$15,495	$14,284	$14,873	$15,583	$15,583
Liquid Hedge Funds	4,840	4,398	4,378	5,060	5,060	5,490	6,461	6,922	7,398	7,398
Credit Hedge Funds	6,011	5,859	5,663	5,665	5,665	5,620	5,760	5,667	5,856	5,856
Credit Private Equity Funds	6,258	5,593	6,090	7,749	7,749	7,041	6,708	6,928	7,527	7,527
Logan Circle	16,084	18,112	20,626	20,685	20,685	21,937	21,397	23,581	25,386	25,386

AUM - Ending Balance	$46,432	$47,788	$51,475	$53,430	$53,430	$55,583	$54,610	$57,971	$61,750	$61,750

Third-Party Capital Raised	$2,914	$1,103	$1,183	$1,485	$6,685	$1,727	$1,226	$2,036	$1,489	$6,478

Segment Revenues
Management fees	$118	$114	$116	$131	$479	$132	$129	$136	$143	$540
Incentive income	52	47	65	114	278	116	199	42	136	493

Total	170	161	181	245	757	248	328	178	279	1,033

Segment Expenses
Operating expenses	(82)	(81)	(82)	(91)	(336)	(90)	(91)	(94)	(102)	(377)
Profit sharing compensation expenses	(28)	(24)	(31)	(42)	(125)	(54)	(80)	(27)	(57)	(218)
Unallocated expenses	—	—	—	1	1	—	—	—	—	—

Total	(110)	(105)	(113)	(132)	(460)	(144)	(171)	(121)	(159)	(595)

Fund Management DE (before Principal Performance Payments)	60	56	68	113	297	104	157	57	120	438

Principal Performance Payments	(4)	(3)	(5)	(8)	(20)	(7)	(13)	(4)	(11)	(35)

Fund Management DE	$56	$53	$63	$105	$277	$97	$144	$53	$109	$403

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013
Private Equity Funds & Permanent Capital Vehicles

Assets Under Management
Private Equity Funds	$10,029	$10,436	$11,113	$10,611	$10,611	$11,126	$11,068	$11,636	$12,036	$12,036
Permanent Capital Vehicles	3,210	3,390	3,605	3,660	3,660	4,369	3,216	3,237	3,547	3,547

AUM - Ending Balance	$13,239	$13,826	$14,718	$14,271	$14,271	$15,495	$14,284	$14,873	$15,583	$15,583

Third-Party Capital Raised	$29	$267	$768	$77	$1,141	$985	$333	$1,083	$924	$3,325

Segment Revenues
Management fees	$44	$42	$45	$45	$176	$51	$47	$48	$49	$195
Incentive income	5	3	1	2	11	3	6	7	16	32

Total	49	45	46	47	187	54	53	55	65	227

Segment Expenses
Operating expenses	(18)	(17)	(17)	(15)	(67)	(21)	(21)	(22)	(26)	(90)
Profit sharing compensation expenses	(2)	(1)	—	(1)	(4)	(1)	(2)	(2)	(4)	(9)

Total	(20)	(18)	(17)	(16)	(71)	(22)	(23)	(24)	(30)	(99)

Fund Management DE (before Principal Performance Payments)	29	27	29	31	116	32	30	31	35	128

Principal Performance Payments	—	—	(1)	—	(1)	—	—	(1)	(2)	(3)

Fund Management DE	$29	$27	$28	$31	$115	$32	$30	$30	$33	$125

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Credit Hedge Funds	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013
Assets Under Management
Drawbridge Special Opportunities Funds[7]	$5,209	$5,168	$5,152	$5,169	$5,169	$5,152	$5,302	$5,218	$5,454	$5,454
Value Recovery Funds[8]	802	691	511	496	496	468	458	449	402	402

AUM - Ending Balance	$6,011	$5,859	$5,663	$5,665	$5,665	$5,620	$5,760	$5,667	$5,856	$5,856

Third-Party Capital Raised	$67	$49	$100	$31	$247	$75	$167	$96	$219	$557

Segment Revenues
Management fees	$26	$26	$24	$25	$101	$25	$25	$25	$27	$102
Incentive income	30	26	36	38	130	33	64	44	50	191

Total	56	52	60	63	231	58	89	69	77	293
Segment Expenses
Operating expenses	(16)	(16)	(15)	(16)	(63)	(15)	(17)	(16)	(14)	(62)
Profit sharing compensation expenses	(14)	(12)	(19)	(18)	(63)	(18)	(29)	(20)	(24)	(91)

Total	(30)	(28)	(34)	(34)	(126)	(33)	(46)	(36)	(38)	(153)

Fund Management DE (before Principal Performance Payments)	26	24	26	29	105	25	43	33	39	140

Principal Performance Payments	(3)	(3)	(3)	(4)	(13)	(4)	(6)	(4)	(5)	(19)

Fund Management DE	$23	$21	$23	$25	$92	$21	$37	$29	$34	$121

Net Returns[9]
Drawbridge Special Opportunities Fund LP	4.2%	3.3%	5.1%	4.2%	17.9%	4.0%	5.2%	3.8%	4.3%	18.4%
Drawbridge Special Opportunities Fund Ltd	4.8%	3.0%	4.0%	3.9%	16.6%	3.4%	6.9%	2.4%	2.2%	15.6%

[7]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[8]	Fortress will receive management fees from these funds equal to 1% of cash receipts and may receive limited incentive income if aggregate realizations exceed an agreed threshold. Prior to October 1, 2012, Fortress also earned 1% per annum of AUM of certain managed assets.
[9]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, December 31, 2010, and December 31, 2011 and December 31, 2012 redemptions.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013
Credit Private Equity Funds

Assets Under Management
Long Dated Value Funds[10]	$564	$555	$555	$483	$483	$459	$458	$421	$417	$417
Real Assets Funds	102	92	97	88	88	90	86	85	77	77
Fortress Credit Opportunities Funds[11]	4,610	4,246	4,611	5,033	5,033	4,479	4,287	4,554	5,260	5,260
Japan Opportunity Funds[12]	982	700	827	2,145	2,145	2,013	1,877	1,868	1,773	1,773

AUM - Ending Balance	$6,258	$5,593	$6,090	$7,749	$7,749	$7,041	$6,708	$6,928	$7,527	$7,527

Third-Party Capital Raised	$2,719	$606	$148	$831	$4,304	$—	$—	$—	$50	$50

Segment Revenues
Management fees	$22	$21	$21	$34	$98	$25	$22	$24	$25	$96
Incentive income	11	14	17	27	69	48	37	17	18	120

Total	33	35	38	61	167	73	59	41	43	216
Segment Expenses
Operating expenses	(22)	(23)	(24)	(26)	(95)	(27)	(23)	(25)	(18)	(93)
Profit sharing compensation expenses	(8)	(8)	(8)	(13)	(37)	(25)	(20)	(8)	(13)	(66)

Total	(30)	(31)	(32)	(39)	(132)	(52)	(43)	(33)	(31)	(159)

Fund Management DE (before Principal Performance Payments)	3	4	6	22	35	21	16	8	12	57

Principal Performance Payments	—	—	—	(1)	(1)	(1)	—	—	—	(1)

Fund Management DE	$3	$4	$6	$21	$34	$20	$16	$8	$12	$56

[10]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[11]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund and Real Estate Opportunities REOC Fund.
[12]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar) and Japan Opportunity Fund II (Yen).

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Liquid Hedge Funds	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013
Assets Under Management
Fortress Macro Funds[13]	$2,429	$2,417	$2,250	$2,746	$2,746	$3,055	$3,446	$3,528	$3,885	$3,885
Fortress Convex Asia Funds[14]	—	26	25	50	50	75	85	107	96	96
Drawbridge Global Macro Funds[15]	398	410	417	356	356	342	340	293	284	284
Fortress Commodities Funds [16]	473	—	—	—	—	—	—	—	—	—
Fortress Asia Macro Funds[17]	211	235	316	511	511	792	1,399	1,785	1,898	1,898
Fortress Partners Funds[18]	1,329	1,310	1,370	1,397	1,397	1,226	1,191	1,209	1,235	1,235

AUM - Ending Balance	$4,840	$4,398	$4,378	$5,060	$5,060	$5,490	$6,461	$6,922	$7,398	$7,398

Third-Party Capital Raised	$99	$181	$167	$546	$993	$667	$726	$857	$296	$2,546

Segment Revenues
Management fees	$20	$19	$19	$19	$77	$23	$26	$30	$32	$111
Incentive income	6	4	11	47	68	32	92	(26)	52	150

Total	26	23	30	66	145	55	118	4	84	261

Segment Expenses
Operating expenses	(17)	(17)	(17)	(23)	(74)	(18)	(18)	(19)	(29)	(84)
Profit sharing compensationexpenses	(4)	(3)	(4)	(10)	(21)	(10)	(29)	3	(16)	(52)

Total	(21)	(20)	(21)	(33)	(95)	(28)	(47)	(16)	(45)	(136)

Fund Management DE (before Principal Performance Payments)	5	3	9	33	50	27	71	(12)	39	125

Principal Performance Payments	(1)	—	(1)	(3)	(5)	(2)	(7)	1	(4)	(12)

Fund Management DE	$4	$3	$8	$30	$45	$25	$64	$(11)	$35	$113

Net Returns[19]
Fortress Macro Fund Ltd	6.2%	1.7%	2.9%	6.0%	17.8%	3.8%	9.1%	-3.0%	4.0%	14.1%
Drawbridge Global Macro Fund Ltd	5.8%	1.4%	2.8%	5.9%	16.9%	3.6%	8.9%	-3.8%	4.7%	13.7%
Fortress Commodities Fund LP	-8.7%	-4.1%	N/A	N/A	-12.5%	N/A	N/A	N/A	N/A	N/A
Fortress Asia Macro Fund Ltd	5.8%	0.9%	3.6%	9.5%	21.2%	2.8%	9.8%	-1.1%	4.8%	17.1%
Fortress Convex Asia Fund Ltd[20]	N/A	-0.7%	-2.5%	-1.9%	-5.0%	-0.9%	1.6%	-2.1%	-1.9%	-3.3%
Fortress Partners Fund LP [21]	3.1%	-1.3%	5.1%	1.0%	8.0%	2.2%	-2.0%	4.0%	0.6%	4.8%
Fortress Partners Offshore FundLP[21]	2.4%	-0.3%	5.7%	-0.2%	7.7%	3.1%	-0.9%	4.9%	-0.6%	6.7%

[13]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1, Fortress Redwood Fund Ltd and Fortress Macro managed accounts.
[14]	Combined AUM for Fortress Convex Asia Fund LP and Fortress Convex Asia Fund Ltd.
[15]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[16]	Combined AUM for Fortress Commodities Fund LP, Fortress Commodities Fund Ltd and Fortress Commodities MA1 LP. The Fortress Commodities Funds were closed in May 2012.
[17]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts.
[18]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[19]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.
[20]	The Fortress Convex Asia Funds were launched on May 1, 2012. Accordingly, the three months ended June 30, 2012 returns represent the two month period from May 1, 2012 to June 30, 2012 and the full year 2012 returns represent the eight month period from May 1, 2012 to December 31, 2012.
[21]	The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Logan Circle	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013
Assets Under Management
AUM - Ending Balance	$16,084	$18,112	$20,626	$20,685	$20,685	$21,937	$21,397	$23,581	$25,386	$25,386

Net Client Flows	$2,256	$1,699	$1,980	$(225)	$5,710	$1,153	$124	$1,938	$1,538	$4,753

Segment Revenues
Management fees	$6	$6	$7	$8	$27	$8	$9	$9	$10	$36
Incentive income	—	—	—	—	—	—	—	—	—	—

Total	6	6	7	8	27	8	9	9	10	36
Segment Expenses
Operating expenses	(9)	(8)	(9)	(11)	(37)	(9)	(12)	(12)	(15)	(48)
Profit sharing compensation expenses	—	—	—	—	—	—	—	—	—	—

Total	(9)	(8)	(9)	(11)	(37)	(9)	(12)	(12)	(15)	(48)

Fund Management DE	$(3)	$(2)	$(2)	$(3)	$(10)	$(1)	$(3)	$(3)	$(5)	$(12)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013
GAAP Net Income (Loss)	$(24)	$14	$7	$222	$219	$67	$(2)	$101	$318	$484
Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	(6)	(9)	(6)	(120)	(141)	(53)	—	(59)	(171)	(283)

GAAP Net Income (Loss) Attributable to Class A Shareholders	$(30)	$5	$1	$102	$78	$14	$(2)	$42	$147	$201

Private Equity incentive income	3	(7)	14	(12)	(2)	22	34	2	(38)	20
Hedge Fund incentive income	36	26	46	(108)	—	59	133	(6)	(186)	—
Reserve for clawback	4	2	—	2	8	2	—	1	4	7
Distributions of earnings from equity method investees	2	—	2	2	6	4	5	3	3	15
Losses (earnings) from equity method investees	(31)	(21)	(48)	(42)	(142)	(35)	(24)	(57)	(8)	(124)
Losses (gains) on options	(4)	—	6	(8)	(6)	(29)	5	(3)	2	(25)
Losses (gains) on other Investments	(20)	(7)	(4)	(10)	(41)	(11)	(2)	4	(6)	(15)
Impairment of investments	—	—	(1)	—	(1)	—	(1)	—	—	(1)
Adjust income from the receipt of options	—	(13)	(9)	—	(22)	(26)	(10)	—	(7)	(43)
Amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—	—	—
Employee, Principal and director compensation	58	55	49	57	219	15	13	6	13	47
Adjust non-controlling interests related to Fortress Operating Group units	4	7	4	118	133	51	(4)	58	172	277
Tax receivable agreement liability reduction	7	—	—	2	9	8	—	—	1	9
Taxes	28	3	4	4	39	26	1	15	24	66

Pre-tax Distributable Earnings	$57	$50	$64	$107	$278	$100	$148	$65	$121	$434

Investment Loss (income)	(5)	(1)	(4)	(6)	(16)	(5)	(6)	(13)	(12)	(36)
Interest Expense	4	4	3	4	15	2	2	1	—	5

Fund Management DE	$56	$53	$63	$105	$277	$97	$144	$53	$109	$403

GAAP Revenues	$172	$199	$181	$418	$970	$244	$223	$232	$566	$1,265

Adjust management fees	—	—	—	—	—	—	—	—	(1)	(1)
Adjust incentive income	43	21	60	(119)	5	83	167	(3)	(218)	29
Adjust income from the receipt of options	—	(13)	(9)	—	(22)	(26)	(10)	—	(7)	(43)
Other revenues	(45)	(46)	(51)	(54)	(196)	(53)	(53)	(51)	(60)	(217)

Segment Revenues	$170	$161	$181	$245	$757	$248	$327	$178	$280	$1,033

GAAP Expenses	$221	$212	$221	$254	$908	$221	$249	$184	$244	$898

Adjust interest expense	(4)	(4)	(3)	(5)	(16)	(2)	(2)	(1)	—	(5)
Adjust employee, Principal and director compensation	(58)	(55)	(49)	(57)	(219)	(15)	(6)	(3)	(11)	(35)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—	—	—
Adjust expense reimbursements from affiliates and non-affiliates	(44)	(45)	(49)	(50)	(188)	(51)	(52)	(51)	(60)	(214)
Adjust Principal Performance Payments	(4)	(3)	(5)	(14)	(26)	(10)	(17)	(7)	(13)	(47)
Other	(1)	—	(2)	4	1	—	(1)	(1)	—	(2)

Segment Expenses	$110	$105	$113	$132	$460	$143	$171	$121	$160	$595

‘‘Distributable earnings’’ is Fortress’s supplemental measure of operating performance used by management in analyzing segment and overall results. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (‘‘GAAP’’) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 11 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Segment Revenues” net of “Segment Expenses” and “Principal Performance Payments.” Fund management DE and its components are used by management to analyze and measure the performance of our investment management business on a stand-alone basis. Fortress defines segment operating margin to be equal to fund management DE divided by segment revenues. The Company believes that it is useful to provide investors with the opportunity to review our investment management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	240,684,662	220,660,135	236,246,296	214,399,422

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(387,418)	(589,698)	(2,207,612)	(3,194,380)
Weighted average fully vested restricted Class A shares	(955,744)	(828,211)	(921,261)	(737,309)

Weighted Average Class A Shares Outstanding	239,341,500	219,242,226	233,117,423	210,467,733

Weighted average restricted Class A shares[22]	955,744	828,211	921,261	749,007
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	387,418	589,698	2,207,612	3,194,380
Weighted average unvested restricted Class A share units which are entitled to dividend equivalent payments	5,249,235	6,434,147	4,883,186	6,609,155
Weighted average Fortress Operating Group units	249,534,372	292,842,502	249,534,372	299,559,853
Weighted average Fortress Operating Group RPUs[23]	—	10,333,334	2,434,703	12,817,851

Weighted Average Class A Shares Outstanding (Used for DEPS)	495,468,269	530,270,118	493,098,557	533,397,979

Weighted average vested and unvested restricted Class A share units which are not entitled to dividend equivalent payments	14,016,732	16,056,771	15,321,401	18,419,024

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	509,485,001	546,326,889	508,419,958	551,817,003

“Dividend paying shares and units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. The Company believes it is useful for investors in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, dividend paying shares and units should be considered only as a supplement and not an alternative to GAAP basic and diluted shares outstanding. The Company’s calculation of dividend paying shares and units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[22]	Includes both fully vested and unvested restricted Class A shares.
[23]	Includes both fully vested and unvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of December 31, 2013		As of December 31, 2012
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$364,583	$364,583	$104,242	$104,242
Investments	1,253,266	1,253,266	1,211,684	1,211,684
Investments in options[24]	104,338	—	38,077	—
Due from Affiliates	407,124	—	280,557	—
Deferred Tax Asset, net	354,526	—	396,320	—
Other Assets	190,595	—	124,798	—

Assets	2,674,432	1,617,849	2,155,678	1,315,926

Debt Obligations Payable	$—	$—	$149,453	$149,453
Accrued Compensation and Benefits	417,309	—	146,911	—
Due to Affiliates	344,832	—	357,407	—
Deferred Incentive Income	247,556	—	231,846	—
Other Liabilities	49,830	—	53,411	—

Liabilities	1,059,527	—	939,028	149,453

Net	$1,614,905	$1,617,849	$1,216,650	$1,166,473

	GAAP Basic Shares	Dividend Paying Shares and Units	GAAP Basic Shares	Dividend Paying Shares and Units
Class A Shares	239,786	239,786	217,458	217,458
Restricted Class A Shares	956	956	828	828
Fortress Operating Group Units	249,534	249,534	249,535	249,535
Fully Vested Class A Shares - Dividend Paying	—	7	—	556
Unvested Class A Shares - Dividend Paying	—	5,233	—	6,434
Fortress Operating Group RPUs	—	—	—	10,333

Shares Outstanding	490,276	495,516	467,821	485,144

Per Share	$3.29	$3.26	$2.60	$2.40

Net cash and investments represents cash and cash equivalents plus investments less debt outstanding. The Company believes that net cash and investments is a useful supplemental measure because it provides investors with information regarding the Company’s net investment assets. Net cash and investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities), its utility as a measure of financial position is limited. Accordingly, net cash and investments should be considered only as a supplement and not an alternative to GAAP book value as a measure of the Company’s financial position. The Company’s calculation of net cash and investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[24]	The definition of net cash and investments has been modified to exclude investments in options. The intrinsic value of options in equity method investees totaled $96 million at quarter end and is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle, New Residential and Eurocastle options and sold all of the resulting shares at their December 31, 2013 closing price and differs from the fair value derived from option pricing models included in the table above. All prior periods have been recast to reflect this change.